Exhibit 99.1
Squarespace Announces Second Quarter 2022 Financial Results
NEW YORK, July 25, 2022 — Squarespace, Inc. (NYSE: SQSP), the all-in-one website building and ecommerce platform, today announced results for the second quarter ended June 30, 2022.

“Squarespace achieved $213 million in revenue, growing 12% year over year in constant currency,” said Anthony Casalena, Founder & CEO of Squarespace. "We continue to track well against our product roadmap as we seek to bring more value to our millions of customers worldwide. Our recent launch of Fluid Engine, a core enhancement to our page building experience, represents a major step forward in no-code web design for professionals and beginners and we are excited it is now available to customers globally."

“Our revenue and unlevered free cash flow results delivered against our plans; without the impact of FX headwinds, we would have exceeded our revenue guidance,” said Marcela Martin, CFO of Squarespace.
Second Quarter 2022 Financial Highlights
•Total revenue of $212.7 million grew 9% year-over-year as reported on a GAAP basis and 12% in constant currency
•Commerce revenue grew 13% year-over-year to $66.2 million
•Annual run rate revenue ("ARRR") increased 8% year-over-year to $837.8 million
•Unique subscriptions increased 6% year-over-year to 4.2 million
•Average revenue per unique subscription ("ARPUS") increased 6% year-over-year to $204
•Net income of $64.5 million vs. net loss of $234.5 million a year ago
•Earnings per share of $0.46 based on 140,082,038 basic weighted average shares and earnings per share of $0.45 based on 142,133,303 dilutive weighted average shares
•Adjusted EBITDA was $43.6 million vs. $42.6 million a year ago
•Cash flow from operating activities was $36.4 million vs. $8.7 million a year ago
•Non-GAAP unlevered free cash flow was $36.4 million vs. $10.3 million a year ago driven primarily by a reduction in cash payments related to the direct listing in Q2 2021
•Cash and cash equivalents of $215.1 million, investments in marketable securities of $32.2 million; total debt of $520.3 million, of which $26.3 million is current
A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables included in this press release. An explanation of these measures is also included below under the heading "Non-GAAP Financial Measures."

Outlook & Guidance
For the third quarter of fiscal year 2022, Squarespace currently expects:
•Revenue of $213 million to $218 million, or year-over-year growth of 6% to 8%
•Non-GAAP unlevered free cash flow of $33.7 million to $38.7 million. This is the result of:
◦Cash flow from operating activities of $33.3 million to $38.2 million, minus
◦Capital expenditures, expected in the range of $1.9 million to $2.2 million; plus
◦Cash paid for interest expense net of associated tax benefit, expected in the range of $2.3 million to $2.6 million

For the full fiscal year 2022, Squarespace currently expects:
•Revenue of $857 million to $867 million, or year-over-year growth of 9% to 11%
•Non-GAAP unlevered free cash flow of $156.5 million to $166.5 million. This is the result of:
◦Cash flow from operating activities of $155.9 million to $165.9 million, minus
◦Capital expenditures, expected in the range of $8.6 million to $9.6 million; plus
◦Cash paid for interest expense net of associated tax benefit, expected in the range of $9.2 million to $10.2 million
Webcast Conference Call & Shareholder Letter Information
Squarespace will host a conference call on July 25, 2022 at 8:30 a.m. ET to discuss its financial results. A live webcast of the event will be available in the Events & Presentations section of the Squarespace Investor Relations website. An archived replay of the webcast will be available following the conclusion of the call. Additionally, we invite you to read our shareholder letter available here.
Non-GAAP Financial Measures
Revenue constant currency is being provided to increase transparency and align our disclosures with companies in our industry that receive material revenues from international sources. Revenue constant currency has been adjusted to exclude the effect of year-over-year changes in foreign currency exchange rate fluctuations. We believe providing this information better enables investors to understand our operating performance irrespective of currency fluctuations.
We calculate constant currency information by translating current period results from entities with foreign functional currencies using the comparable foreign currency exchange rates from the prior fiscal year. To calculate the effect of foreign currency translation, we apply the same weighted monthly average exchange rate as the comparative period. Our definition of constant currency may differ from other companies reporting similarly named measures, and these constant currency performance measures should be viewed in addition to, and not as a substitute for, our operating performance measures calculated in accordance with GAAP.
Adjusted EBITDA is a supplemental performance measure that our management uses to assess our operating performance. We calculate adjusted EBITDA as net income/(loss) excluding interest expense, other income/(loss), net, benefit from/(provision for) income taxes, depreciation and amortization, stock-based compensation expense and other items that we do not consider indicative of our ongoing operating performance.
Unlevered free cash flow is a supplemental liquidity measure that Squarespace's management uses to evaluate its core operating business and its ability to meet its current and future financing and investing needs. Unlevered free cash flow is defined as cash flow from operating activities, including one-time expenses related to Squarespace's direct listing, less cash paid for capital expenditures increased by cash paid for interest expense net of the associated tax benefit.
Adjusted EBITDA, unlevered free cash flow and revenue constant currency are not prepared in accordance with generally accepted accounting principles in the United States of America ("GAAP") and have important limitations as an analytical tool. Non-GAAP financial measures are supplemental, should only be used in conjunction with results presented in accordance with GAAP and should not be considered in isolation or as a substitute for such GAAP results.
Further information on these non-GAAP items and reconciliation to their closest GAAP measure is provided below under, “Reconciliation of Non-GAAP Financial Measures”.

Definitions of Key Operating Metrics
Annual run rate revenue (“ARRR”). We calculate ARRR as the monthly revenue from subscription fees and revenue generated in conjunction with associated fees (fees taken or assessed in conjunction with commerce transactions) in the last month of the period multiplied by 12. We believe that ARRR is a key indicator of our future revenue potential. However, ARRR should be viewed independently of revenue, and does not represent our GAAP revenue on an annualized basis, as it is an operating metric that can be impacted by subscription start and end dates and renewal rates. ARRR is not intended to be a replacement or forecast of revenue.
Unique subscriptions represent the number of unique sites, standalone scheduling subscriptions, Unfold (social) and hospitality subscriptions, as of the end of a period. A unique site represents a single subscription and/or group of related subscriptions, including a website subscription and/or a domain subscription, and other subscriptions related to a single website or domain. Every unique site contains at least one domain subscription or one website subscription. For instance, an active website subscription, a custom domain subscription and a Google Workspace subscription that represent services for a single website would count as one unique site, as all of these subscriptions work together and are in service of a single entity’s online presence. Unique subscriptions do not account for one-time purchases in Unfold or for hospitality services. The total number of unique subscriptions is a key indicator of the scale of our business and is a critical factor in our ability to increase our revenue base.
Average revenue per unique subscription (“ARPUS”). We calculate ARPUS as the total revenue during the preceding 12-month period divided by the average of the number of total unique subscriptions at the beginning and end of the period. We believe ARPUS is a useful metric in evaluating our ability to sell higher-value plans and add-on subscriptions.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. These statements include, but are not limited to, statements regarding Squarespace’s future operating results and financial position, including for its third fiscal quarter ending September 30, 2022 and its fiscal year ending December 31, 2022. The words "believe," "may," "will," "estimate," "potential," "continue," "anticipate," "intend," "expect," "could," "would," "project," "plan," "target," and similar expressions are intended to identify forward-looking statements. Forward-looking statements are based on management's expectations, assumptions, and projections based on information available at the time the statements were made. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including risks and uncertainties related to: Squarespace's ability to attract and retain customers and expand their use of its platform; Squarespace’s ability to anticipate market needs and develop new solutions to meet those needs; Squarespace's ability to improve and enhance the functionality, performance, reliability, design, security and scalability of its existing solutions; Squarespace's ability to compete successfully in its industry against current and future competitors; the impact of the COVID-19 pandemic on Squarespace, its customers and their users; Squarespace’s ability to manage growth and maintain demand for its solutions; Squarespace's ability to protect and promote its brand; Squarespace's ability to generate new customers through its marketing and selling activities; Squarespace’s ability to successfully identify, manage and integrate any existing and potential acquisitions; Squarespace's ability to hire, integrate and retain highly skilled personnel; Squarespace’s ability to adapt to and comply with existing and emerging regulatory developments, technological changes and cybersecurity needs; Squarespace's compliance with privacy and data protection laws and regulations as well as contractual privacy and data protection obligations; Squarespace’s ability to establish and maintain intellectual property rights; Squarespace’s ability to manage expansion into international markets; and the expected timing, amount, and effect of Squarespace’s share repurchases. It is not possible for Squarespace's management to predict all risks, nor can it assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements Squarespace may make. In light of these risks, uncertainties, and assumptions, Squarespace's actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Further information on risks that could cause actual results to differ materially from forecasted results are included in Squarespace's filings with the Securities and Exchange Commission. Except as required by law, Squarespace assumes no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

About Squarespace
Squarespace is the all-in-one platform with everything to sell anything, providing customers in over 200 countries and territories with all the tools they need to sell physical products, digital content, classes, appointments, reservations and more. Powered by best-in-class design for a consistent brand experience across all touchpoints, our suite of fully integrated products enables anyone to manage their projects and businesses through websites, domains, ecommerce, marketing tools, and scheduling, along with tools for managing a social media presence with Unfold and hospitality business management via Tock. Squarespace is headquartered in downtown New York City, with offices in Dublin, Ireland, Portland, Oregon, and Chicago, Illinois. For more information, visit www.squarespace.com.
Contacts
Investors
Robert Sanders
Clare Perry
investors@squarespace.com
Media
Kaitlyn Rawlett
press@squarespace.com

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except shares and per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue	$212,702	$196,010	$420,464	$375,656
Cost of revenue(1)	36,993	32,501	73,642	59,909
Gross profit	175,709	163,509	346,822	315,747
Operating expenses:
Research and product development(1)	58,829	48,912	116,157	90,923
Marketing and sales(1)	68,743	70,784	181,649	168,756
General and administrative(1)	39,190	284,730	75,171	304,246
Total operating expenses	166,762	404,426	372,977	563,925
Operating income/(loss)	8,947	(240,917)	(26,155)	(248,178)
Interest expense	(3,319)	(2,827)	(5,768)	(6,087)
Other income/(loss), net	6,217	(1,201)	7,728	2,392
Income/(loss) before benefit from/(provision for) income taxes	11,845	(244,945)	(24,195)	(251,873)
Benefit from/(provision for) income taxes (2)	52,651	10,413	(4,169)	16,195
Net income/(loss)	$64,496	$(234,532)	$(28,364)	$(235,678)
Net income/(loss) attributable to Class A, Class B and Class C common stockholders, basic and dilutive	$64,496	$(234,532)	$(28,364)	$(235,678)

Net income/(loss) per share attributable to Class A, Class B, and Class C common stockholders, basic	$0.46	$(3.22)	$(0.20)	$(4.54)
Net income/(loss) per share attributable to Class A, Class B, and Class C common stockholders, dilutive	$0.45	$(3.22)	$(0.20)	$(4.54)
Weighted-average shares used in computing net income/(loss) per share attributable to Class A, Class B, and Class C stockholders, basic	140,082,038	72,900,951	139,754,453	51,879,264
Weighted-average shares used in computing net income/(loss) per share attributable to Class A, Class B, and Class C stockholders, dilutive	142,133,303	72,900,951	139,754,453	51,879,264
(1) Includes stock-based compensation as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Cost of revenue	$846	$380	$1,470	$655
Research and product development	11,508	8,245	21,676	15,038
Marketing and sales	2,395	1,569	3,994	2,741
General and administrative	12,111	240,319	23,817	241,931
Total stock-based compensation	$26,860	$250,513	$50,957	$260,365

(2) For interim periods, the Company has historically utilized the estimated annual effective tax rate method under which the Company determined its benefit from/(provision for) income taxes based on the current estimate of its annual effective tax rate. For the second quarter and year-to-date period ended June 30, 2022, the Company utilized the discrete effective tax rate method, as allowed under ASC Topic 740, Income Taxes - Interim Periods, when the application of the estimated annual effective tax rate method is impractical and does not provide a reliable estimate of the annual effective tax rate. The discrete method treats the year-to-date period as if it were the annual period and determines the interim income taxes on that basis. The Company determined that since small changes in estimated annual pre-tax income/(loss) would result in significant changes in the estimated effective tax rate and significant variations in the customary relationship between the benefit from/(provision from) income taxes and pre-tax accounting income/(loss), the historical method would not provide a reliable estimate of the effective tax rate for the second quarter and year-to-date period ended June 30, 2022. The Company will reevaluate its use of this method each quarter until the Company believes a return to the estimated annual effective tax method is deemed appropriate.

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except shares and per share amounts)
(unaudited)

	June 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$215,092	$203,247
Restricted cash	39,706	30,433
Investment in marketable securities	32,163	31,456
Accounts receivable, net	8,638	7,969
Due from vendors	2,872	1,828
Prepaid expenses and other current assets	50,528	67,099
Total current assets	348,999	342,032
Property and equipment, net	52,690	52,839
Operating lease right-of-use assets	96,354	—
Goodwill	435,601	435,601
Intangible assets, net	51,122	60,138
Other assets	9,537	8,939
Total assets	$994,303	$899,549
Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Deficit
Current liabilities:
Accounts payable	$23,230	$26,533
Accrued liabilities	65,370	60,861
Deferred revenue	258,099	233,999
Funds payable to customers	39,593	30,137
Debt, current portion	26,280	13,586
Deferred rent and lease incentives, current portion	—	2,095
Operating lease liabilities, current portion	10,975	—
Total current liabilities	423,547	367,211
Debt, non-current portion	494,000	513,047
Deferred rent and lease incentives, non-current portion	—	32,348
Operating lease liabilities, non-current portion	118,485	—
Other liabilities	357	422
Total liabilities	1,036,389	913,028
Commitments and contingencies
Redeemable convertible preferred stock, par value of $0.0001; zero shares authorized as of June 30, 2022 and December 31, 2021, respectively; zero shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	—	—
Preferred stock, par value of $0.0001; 100,000,000 authorized as of June 30, 2022 and December 31, 2021, respectively; zero shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	—	—
Stockholders’ deficit:
Class A common stock, par value of $0.0001; 1,000,000,000 shares authorized as of June 30, 2022 and December 31, 2021, respectively; 91,246,588 and 90,826,625 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	9	9
Class B common stock, par value of $0.0001; 100,000,000 shares authorized as of June 30, 2022 and December 31, 2021, respectively; 47,844,755 and 48,344,755 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	5	5
Class C common stock (authorized March 15, 2021), par value of $0.0001; zero shares authorized as of June 30, 2022 and December 31, 2021, respectively; zero shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	—	—
Class C common stock (authorized May 10, 2021), par value of $0.0001; 1,000,000,000 shares authorized as of June 30, 2022 and December 31, 2021, respectively; zero shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	—	—
Additional paid in capital	914,420	911,570
Accumulated other comprehensive loss	(3,301)	(208)
Accumulated deficit	(953,219)	(924,855)
Total stockholders’ deficit	(42,086)	(13,479)
Total liabilities, redeemable convertible preferred stock and stockholders’ deficit	$994,303	$899,549

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Six Months Ended June 30,
	2022	2021
OPERATING ACTIVITIES:
Net loss	$(28,364)	$(235,678)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	15,869	16,232
Stock-based compensation	50,957	260,365
Deferred income taxes	—	(16,981)
Non-cash lease expense	638	—
Other	502	565
Changes in operating assets and liabilities:
Accounts receivable and due from vendors	(1,701)	(105)
Prepaid expenses and other current assets	(3,021)	(10,786)
Accounts payable and accrued liabilities	9,260	4,260
Deferred revenue	30,294	30,766
Funds payable to customers	9,456	10,097
Other operating assets and liabilities	(207)	88
Net cash provided by operating activities	83,683	58,823
INVESTING ACTIVITIES:
Proceeds from the sale and maturities of marketable securities	15,940	14,805
Purchases of marketable securities	(17,016)	(14,181)
Purchase of property and equipment	(5,735)	(2,415)
Cash paid for acquisitions, net of acquired cash	—	(202,515)
Net cash used in investing activities	(6,811)	(204,306)
FINANCING ACTIVITIES:
Principal payments on debt	(6,793)	(6,793)
Payments for repurchase and retirement of Class A common stock	(35,202)	—
Taxes paid related to net share settlement of equity awards	(15,269)	(25,735)
Proceeds from exercise of stock options	2,110	3,566
Proceeds from issuance of Class C (authorized on March 15, 2021) common stock, net of issuance costs	—	304,409
Dividends paid	—	(367)
Net cash (used in)/provided by financing activities	(55,154)	275,080
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(600)	(38)
Net increase in cash, cash equivalents, and restricted cash	21,118	129,559
Cash, cash equivalents, and restricted cash at the beginning of the period	233,680	57,891
Cash, cash equivalents, and restricted cash at the end of the period	$254,798	$187,450

Reconciliation of cash, cash equivalents, and restricted cash:
Cash and cash equivalents	$215,092	$160,142
Restricted cash	39,706	27,308
Cash, cash equivalents, and restricted cash at the end of the period	$254,798	$187,450

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
Cash paid during the year for interest	$5,247	$5,628
Cash paid during the year for income taxes	$5,968	$1,080

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCE ACTIVITIES
Purchases of property and equipment included in accounts payable and accrued liabilities	$1,582	$1,090
Non-cash leasehold improvements	$5,679	$—
Capitalized stock-based compensation	$259	$42
Issuance of Class C (authorized on March 15, 2021) common stock for acquisition	$—	$188,179
Receivables for exercise of stock options included in prepaid expenses and other current assets	$—	$103

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(In thousands)
(unaudited)
The following tables reconcile each non-GAAP financial measure to its most directly comparable GAAP financial measure:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net income/(loss)	$64,496	$(234,532)	$(28,364)	$(235,678)
Interest expense	3,319	2,827	5,768	6,087
(Benefit from)/provision for income taxes	(52,651)	(10,413)	4,169	(16,195)
Depreciation and amortization	7,811	7,726	15,869	16,232
Stock-based compensation expense	26,860	250,513	50,957	260,365
Other income/(loss), net	(6,217)	1,201	(7,728)	(2,392)
Direct listing costs	—	25,318	—	25,318
Adjusted EBITDA	$43,618	$42,640	$40,671	$53,737

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Cash flows from operating activities	$36,413	$8,692	$83,683	$58,823
Cash paid of capital expenditures	(2,376)	(1,758)	(5,735)	(2,415)
Free cash flow	$34,037	$6,934	$77,948	$56,408
Cash paid for interest, net of the associated tax benefit	2,340	3,320	3,964	5,628
Unlevered free cash flow	$36,377	$10,254	$81,912	$62,036

	June 30, 2022	December 31, 2021
Total debt outstanding	$520,280	$526,633
Less: total cash and cash equivalents and marketable securities	247,255	234,703
Total net debt	$273,025	$291,930

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue, as reported	$212,702	$196,010	$420,464	$375,656
Revenue year-over-year growth rate, as reported	8.5%	31.0%	11.9%	31.1%
Effect of foreign currency translation ($)(1)	$(6,605)	$4,636	$(10,792)	$9,068
Effect of foreign currency translation (%)(1)	(3.4)%	3.1%	(2.9)%	3.2%
Revenue constant currency growth rate	11.9%	27.9%	14.8%	27.9%
(1) To calculate the effect of foreign currency translation, we apply the same weighted monthly average exchange rate as the comparative period.
Amounts may not sum due to rounding.